CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45415 and No. 333-42226) and Form S-8 (No. 33-49017, No. 33-98210 and No. 333-49017) of AXA Financial, Inc. of our reports dated March 13, 2009 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.






/s/ PricewaterhouseCoopers LLP

New York, New York
March 13, 2009